Exhibit 4.18

EIGHTH SUPPLEMENTAL INDENTURE

EIGHTH SUPPLEMENTAL INDENTURE, dated as of September 9, 2013 (the “Eighth Supplemental Indenture”), by and among Valeant Pharmaceuticals Australasia Pty Limited (ACN 001 083 352), DermaTech Pty Limited (ACN  003 982 161), Private Formula International Holdings Pty Ltd (ACN 095 450 918), Private Formula International Pty Ltd (ACN 095 451 442), Ganehill Pty Ltd (ACN 065 261 538) (collectively, the “New Guarantors”), Valeant Pharmaceuticals International, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

WHEREAS, each of the Company, Valeant Pharmaceuticals International, Inc. (“Parent”), the indirect parent of the Company, and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an Indenture, dated as of March 8, 2011 (the “Indenture”), providing for the issuance of 6.50% Senior Notes due 2016 and 7.25% Senior Notes due 2022 (collectively, the “Securities”);

WHEREAS, each New Guarantor desires to provide a full and unconditional guarantee (each, a “Guarantee”) of the obligations of the Company under the Securities and the Indenture on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Trustee and the New Guarantors are authorized to execute and deliver this Eighth Supplemental Indenture; and

 WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to the Eighth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.           Definitions.  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

2.           Guarantee.  Each New Guarantor hereby agrees, jointly and severally, to provide a full and unconditional guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including, but not limited to, Article 10 thereof.

3.           Effectiveness of Eighth Supplemental Indenture.  This Eighth Supplemental Indenture shall become effective upon the execution and delivery of this Eighth Supplemental Indenture by the Company, the New Guarantors and the Trustee.

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4.           Indenture Remains in Full Force and Effect.  This Eighth Supplemental Indenture shall form a part of the Indenture for all purposes and, except as supplemented or amended hereby, all other provisions in the Indenture and the Securities, to the extent not inconsistent with the terms and provisions of this Eighth Supplemental Indenture, shall remain in full force and effect.

5.           No Recourse Against Others.  No stockholder, officer, director or incorporator, as such, past, present or future of any New Guarantor shall have any personal liability under this Guarantee, the Securities, the Indenture or this Eighth Supplemental Indenture by reason of his, her or its status as such stockholder, officer, director or incorporator.

6.           Headings.  The headings of the Articles and Sections of this Eighth Supplemental Indenture are inserted for convenience of reference and shall not be deemed a part thereof.

7.           Counterparts.  This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

8.           Governing Law.  This Eighth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

9.           Agent for Service.   Each New Guarantor hereby appoints CT Corporation as its authorized agent upon whom process may be served in any suit or proceeding arising out of or relating to the Indenture, the Securities or this Eighth Supplemental Indenture that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws.

10.           Trustee Disclaimer.  The Trustee is not responsible for the validity or sufficiency of this Eighth Supplemental Indenture nor for the recitals herein.

[Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first written above.

Company:	VALEANT PHARMACEUTICALS INTERNATIONAL

	By:	/s/ Howard B. Schiller
		Name:	Howard B. Schiller
		Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Eighth Supplemental Indenture to March Indenture]

Signed by
Valeant Pharmaceuticals Australasia Pty Limited (ACN 001 083 352)
in accordance with section 127 of the Corporations Act 2001 by a director and secretary/director:

/s/ Robert R. Chai-Onn	/s/ Ling Zeng
Signature of director	Signature of director/secretary

Robert R. Chai-Onn	Ling Zeng
Name of director (please print)	Name of director/secretary (please print)

Signed by
DermaTech Pty Limited (ACN 003 982 161)
in accordance with section 127 of the Corporations Act 2001 by a director and secretary/director:

/s/ Howard B. Schiller	/s/ Robert R. Chai-Onn
Signature of director	Signature of director/secretary

Howard B. Schiller	Robert R. Chai-Onn
Name of director (please print)	Name of director/secretary (please print)

[Signature Page to Eighth Supplemental Indenture to March Indenture]

Signed by
Private Formula International Holdings Pty Ltd (ACN 095 450 918)
in accordance with section 127 of the Corporations Act 2001 by a director and secretary/director:

/s/ Howard B. Schiller	/s/ Robert R. Chai-Onn
Signature of director	Signature of director/secretary

Howard B. Schiller	Robert R. Chai-Onn
Name of director (please print)	Name of director/secretary (please print)

[Signature Page to Eighth Supplemental Indenture to March Indenture]

Signed by
Private Formula International Pty Ltd (ACN 095 451 442)
in accordance with section 127 of the Corporations Act 2001 by a director and secretary/director:

/s/ Howard B. Schiller	/s/ Robert R. Chai-Onn
Signature of director	Signature of director/secretary

Howard B. Schiller	Robert R. Chai-Onn
Name of director (please print)	Name of director/secretary (please print)

Signed by
Ganehill Pty Ltd (ACN 065 261 538)
in accordance with section 127 of the Corporations Act 2001 by a director and secretary/director:

/s/ Howard B. Schiller	/s/ Robert R. Chai-Onn
Signature of director	Signature of director/secretary

Howard B. Schiller	Robert R. Chai-Onn
Name of director (please print)	Name of director/secretary (please print)

[Signature Page to Eighth Supplemental Indenture to March Indenture]

Trustee:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

	By:	/s/ Teresa Petta
		Name:	Teresa Petta
		Title:	Authorized Signatory

[Signature Page to Eighth Supplemental Indenture to March Indenture]